SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549


                              FORM 8-K

               PURSUANT TO SECTION 13 OR 15(D) OF THE
                  SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event report)November 28, 1995


Commission File Number         0-12516



Dynamic Healthcare Technologies, Inc.

(Exact name of registrant as specified in its charter)


Nebraska                      0-12516                47-0643468
(State or other jurisdiction (Commission File Number)(IRS E.I.N.)
  of  Incorporation)


101 Southhall Lane, Suite 210   Maitland, Florida       32751
Address of principal executive offices)		       (ZIP Code)


(407) 875-9991
(Registrant's telephone, including area code)


None
(Former name of former address, if changed from last report)




This report consists of thirty (30) pages.
The index to exhibit appears on page five (5).




                             FORM 8-K
               DYNAMIC HEALTHCARE TECHNOLOGIES, INC.
                       NOVEMBER 28, 1995


Item 1.      Changes in Control of Registrant

                 None.

Item 2.      Acquisition or Disposition of Assets

                 None.

Item 3.      Bankruptcy or Receivership

                 None.

Item 4.      Changes in Registrant's Certifying Accountants

                 None.

Item 5.      Other Events

On November 28, 1995, the Registrant pursuant to unanimous approval by the Registrant's Board of Directors filed the Designation of Series A Preferred Stock ("Series A Shares") and Series B Preferred Stock ("Series B Shares") with the State of Nebraska Secretary's office authorizing 1,055,938 shares of 9% Series A Cumulative Convertible Preferred Stock and 4,384,375 shares of 9% Series B Cumulative Convertible Preferred Stock. In connection therewith, on November 28, 1995, all of the $775,000 of previously outstanding Subordinated Convertible Notes were converted to an aggregate of 968,750 Series A Shares.

On December 5, 1995 the Registrant closed a Private Placement resulting in $2.7 million of new equity investment into the Registrant in exchange for 3,375,000 Series B Preferred Shares. Although the Offering has been completed, final closing is expected to provide $350,000 of additional proceeds on or before December 31, 1995 in exchange for 437,500 Series B Preferred Shares.

Also on December 5, 1995 the Registrant received acceptance of a Letter of Intent to acquire all of the outstanding common stock of Dimensional Medicine, Inc. ("DMI") for approximately $550,000. In addition, the Registrant intends to retire certain debt of DMI at the closing of approximately $600,000. The proposed transaction is subject to the approval of both company's Board of Directors, and DMI shareholders, and the negotiation and execution of definitive agreements.

On December 7, 1995 the Registrant refinanced its demand Line of
Credit with the Bank. The then outstanding balance of $3.4 million was extinguished by a $600,000 cash payment and the issuance of a Term
Note in the amount of $2,800,000 in favor of the Bank. The Term Note is payable in fixed monthly payments of principal and interest of $29,911 beginning January 1, 1996 and a balloon payment on March 31, 1998. The Term Note bears a floating interest rate equal to the Bank's prime rate plus two percent (2%) per annum, which was 10.75% as of December 8, 1995.

Item 6.      Resignations of Registrant's Directors

                 None.

Item 7.      Financial Statements and Exhibits

                 None.

Item 8.      Change in Fiscal Year

                 None.

                         SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                            DYNAMIC HEALTHCARE TECHNOLOGIES, INC.
                            (Registrant)




Date: December 11, 1995      /S/MITCHEL J.LASKEY
                             Mitchel J. Laskey
                             President , COO



Date: December 11, 1995      /S/PAUL S. GLOVER
                             Paul S. Glover
                             Vice President of Finance, CFO

                           FORM 8-K
              DYNAMIC HEALTHCARE TECHNOLOGIES, INC.

                      INDEX TO EXHIBITS



Description of Exhibits:                            Page Number

Exhibit 4: Designation of Series A
Preferred Stock and Series B Preferred Stock              6

Exhibit 20(a):November 28, 1995 Press Release            23

Exhibit 20(b):December 5, 1995 Press Release             24

Exhibit 20(c):December 7, 1995 Press Release             26

Exhibit 20(d):December 10, 1995 Press Release            28

              DYNAMIC HEALTHCARE TECHNOLOGIES, INC.

          DESIGNATION OF SERIES A PREFERRED STOCK AND
                   SERIES B PREFERRED STOCK


 1.     The name of the corporation is Dynamic Healthcare
Technologies, Inc. (the "Corporation").

2. The resolution determining the Series A Preferred Stock and Series B Preferred Stock is as follows:

NOW, THEREFORE BE IT RESOLVED: that the Corporation be, and it hereby is, authorized to issue One Million Fifty Five Thousand Nine Hundred and Thirty Eight (1,055,938) shares of 9% Series A Cumulative Convertible Preferred Stock, $.01 par value (the "Series A Preferred Stock") and Four Million Three Hundred Eighty Four Thousand Three Hundred and Seventy Five (4,384,375) shares of 9% Series B Cumulative Convertible Preferred Stock, $.01 par value ("Series B Preferred Stock") which shall have the following attributes:

1. Designations. One Million Fifty Five Thousand Nine Hundred and Thirty Eight (1,055,938)shares of the Preferred Stock of the Corporation shall constitute a series of Preferred Stock designated as "9% Series A Cumulative Convertible Preferred Stock" ("Series A Preferred Stock"). Four Million Three Hundred Eighty Four Thousand Three Hundred and Seventy Five (4,384,375) shares of the Preferred Stock of the Corporation shall constitute a series of Preferred Stock designated as "9% Series B Cumulative Convertible Preferred Stock" ("Series B PreferredStock").

2.     Dividends.    The holders of shares of Series A Preferred
Stock and Series B Preferred Stock each will be entitled to receive, on a pari passu basis, when and as declared by the Board of Directors out of assets of the Corporation legally available for payment, an annual cash dividend at the rate of 9% of the Conversion Value (as defined below) per share of the Series A
Preferred Stock and the Series B Preferred Stock, as the case may be, payable quarterly in arrears on March 31, June 30, September
30 and December 31, commencing December 31, 1995 (each a
"dividend payment date"); provided that, if on any such day banks in the City of New York are authorized or required to close, dividends otherwise payable on such day will be payable on the next day that banks in the City of New York are not authorized or required to close. Such dividends on shares of the Series A
Preferred Stock and Series B Preferred Stock will be cumulative from the date of initial issuance of such shares of Series A
Preferred Stock and Series B Preferred Stock, as the case may be. Such dividends will be payable, in arrears, to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. The amount of dividends payable per share for each dividend period shall be computed by dividing by four the 9% annual rate. The amount of dividends payable on the Series A Preferred Stock and Series B Preferred Stock for the initial dividend period and for any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months.

(b) In the event the Corporation (i) shall be in default under the terms of the Series B preferred stock purchase agreement to be entered into among the Corporation and certain investors to be parties thereto relating to the issuance of shares of Series B Preferred Stock; (ii) shall be in default under the terms of any loan agreements or similar agreement with commercial lenders for borrowed money; (iii) shall file for, or have filed against it a petition for bankruptcy; or (iv) shall not make a dividend payment when due (any of which, shall be an "Event of Default") the dividend rate on the Series B Preferred Stock shall increase to fifteen (15%) percent per annum (the "Default Dividend Rate"), so long as the Event of Default continues. During an Event of Default, the holders of the Series A Preferred Stock may, at their option, upon written notice to the Corporation at least 10 days prior to the payment date of any dividends (or, in the case of dividend payments not paid when due, at any time after the applicable payment due date), elect to receive such dividend payments in the form of additional shares of Series A Preferred Stock, with the number of additional shares of Series A Preferred Stock to be received to be equal to the amount of the dividend due divided by the Conversion Value then in effect for the Series A Preferred Stock. During an Event of Default, the holders of the Series B Preferred Stock may, at their option, upon written notice to the Corporation at least 10 days prior to the payment date of any such dividends (or, in the case of dividend payments not paid when due, at any time after the applicable payment due date), elect to receive such dividend payments in the form of additional shares of Series B Preferred Stock, with the number of additional shares of Series B Preferred Stock to be received to be equal to the amount of the dividend due (at the Default Dividend Rate) divided by the Conversion Price (as defined below) then in effect for the Series B Preferred Stock.

(c) The Corporation may not declare or pay any dividend or make any distribution of assets on, or redeem, purchase or otherwise acquire, shares of common stock of the Corporation
("Common Stock") or of any other stock of the Corporation ranking junior to the Series A Preferred Stock or Series B Preferred
Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, unless all accrued and unpaid dividends on the Series A Preferred Stock and Series B Preferred Stock for all prior dividend periods have been or contemporaneously are declared and paid (including any dividends paid pursuant to Section 2(b)) and the full quarterly dividend on the Series A Preferred Stock and Series B Preferred
Stock for the current dividend period has been or contemporaneously is declared and set apart for payment.

3.     Rights on Liquidation, Dissolution or Winding Up, Etc.

(a) In the event of any voluntary or involuntary liquidation of the Corporation, the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus or earnings, shall be distributed in the following order of priority:
(i) The holders of Series A Preferred Stock and Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution to the holders of Common Stock or any class of stock ranking as to dividends or upon liquidation junior to the Series A Preferred Stock or Series B Preferred Stock (x) as to the holders of Series B Preferred Stock, an amount equal to the greater of (A) $.80 per share for each share of Series B Preferred Stock then outstanding, and, in addition, an amount equal to all accrued but unpaid dividends on such share of Series B Preferred Stock as of the date such payment is made to the holders of Series B Preferred Stock or (B) the amount the holders of Series B Preferred Stock would have received had the holders of Series B Preferred Stock converted the Series B Preferred Stock into Common Stock as provided in
Section 8 immediately prior to the voluntary or involuntary liquidation and, in addition, an amount equal to all accrued but unpaid dividends on such shares of Series B Preferred Stock as of the date such payment is made to the holders of Series B Preferred Stock and (y) as to the holders of Series A Preferred Stock, an amount equal to $.80 per share for each share of Series A Preferred Stock then outstanding, and, in addition, an amount equal to all accrued but unpaid dividends on such share of Series A Preferred Stock as of the date such payment is made to the holders of Series A Preferred Stock.

(ii) Distributions made to holders of Series A Preferred Stock and Series B Preferred Stock pursuant to this Section 3(a) shall be made pro rata based on the amounts the respective liquidation preferences of the Series A Preferred Stock and Series B Preferred Stock determined in accordance with Section 3(a)(i) bear to the total amount available for distribution.

(iii) After distribution of the amounts set forth in Sections 3(a)(i) above, the remaining assets of the Corporation available for distribution, if any, to the stockholders of the Corporation shall be distributed to the holders of issued and outstanding shares of Common Stock, pro rata, based upon their respective holdings.

(b) In the event of any voluntary or involuntary dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus or earnings, shall be distributed in the following order of priority:

(i) The holders of Series A Preferred Stock and Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution to the holders of Common Stock or any class of stock ranking as to dividends or upon liquidation junior to the Series A Preferred Stock or Series B Preferred Stock (x) as to the holders of Series B Preferred Stock, an amount equal to the greater of (A) $.80 per share for each share of Series B Preferred Stock then outstanding, and, in addition, an amount equal to all accrued but unpaid dividends on such share of Series B Preferred Stock as of the date such payment is made to the holders of Series B Preferred Stock or (B) the amount the holders of Series B Preferred Stock would have received had the holders of Series B Preferred Stock converted the Series B Preferred Stock into Common Stock as provided in
Section 8 immediately prior to the voluntary or involuntary dissolution or winding up of the Corporation and, in addition, an amount equal to all accrued but unpaid dividends on such shares of Series B Preferred Stock as of the date such payment is made to the holders of Series B Preferred Stock and (y) as to the holders of Series A Preferred Stock, an amount equal to the greater of (A) $.80 per share for each share of Series A Preferred Stock then outstanding and, in addition, an amount equal to all accrued but unpaid dividends on such share of Series A Preferred Stock as of the date such payment is made to the holders of Series A Preferred Stock or (B) the amount the holders of Series A Preferred Stock would have received had the holders of Series A Preferred Stock converted the Series A Preferred Stock into Common Stock as provided in Section 7 immediately prior to the voluntary or involuntary dissolution or winding up of the Corporation and, in addition, an amount equal to all accrued but unpaid dividends on such shares of Series A Preferred Stock as of the date such payment is made to the holders of Series A Preferred Stock.

(ii) Distributions made to holders of Series A Preferred Stock and Series B Preferred Stock pursuant to this Section 3(b) shall be made pro rata based on the amounts the respective liquidation preferences of the Series A Preferred Stock and Series B Preferred Stock determined in accordance with Section 3(b)(i) bear to the total amount available for distribution.

(iii) After distribution of the amounts set forth in Sections 3(b)(i) above, the remaining assets of the Corporation available for distribution, if any, to the stockholders of the Corporation shall be distributed to the holders of issued and outstanding shares of Common Stock, pro rata, based upon their respective holdings.

4.     Redemption of Series A Preferred Stock.   On any date
after (i) June 30, 1998 and (ii) all shares of the Series B Preferred Stock have been redeemed as provided in Section 5 or there are otherwise no shares of Series B Preferred Stock outstanding, the Corporation shall (unless otherwise prevented by law) redeem, at the Corporation's option and upon the written notice to the holders of the then outstanding shares of Series A Preferred Stock (which notice shall state the Corporation's intention to exercise the redemption option set forth herein as provided in Section 4(b). The redemption price of shares of the Series A Preferred Stock shall be equal to (a) the stated value per share of $.90 per share if redeemed prior to June 30, 1999 plus any accrued but unpaid dividends and (b) the stated value per share of $.80 per share if redeemed on or after June 30, 1999 plus any accrued but unpaid dividends.

(b) Notice of any Series A Preferred Stock redemption date and the redemption option exercisable in connection therewith pursuant to this Section 4 shall be sent by the Corporation by first-class certified mail, return receipt requested, postage prepaid, to the holders of record of shares of Series A Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation. Such notice shall be mailed not less than 30 nor more than 60 days in advance of the applicable Series A Preferred Stock redemption date. At any time on or after the Series A Preferred Stock redemption date, the holders of record of shares of Series A Preferred Stock to be redeemed on such Series A Preferred Stock redemption date in accordance with this Section 4 shall be entitled to receive the applicable redemption price upon actual delivery to the Corporation or its agents of the certificates representing the shares to be redeemed. If upon any redemption the assets of the Corporation available for redemption shall be insufficient to pay the holders of the shares of Series A Preferred Stock the full amounts to which they shall be entitled, the holders of shares of Series A Preferred Stock shall share ratably in any such redemption according to the respective amounts which would be payable in respect of such shares to be redeemed to the holders thereof if all amounts payable on or with respect to such shares were paid in full.

5.     Redemption of Series B Preferred Stock.   Upon the
occurrence of (i) a consolidation or merger of the Corporation with and into any other corporation or corporations in a transaction in which the common shareholders of the Corporation receive cash, securities or other consideration in exchange for the shares of capital stock of the Corporation then held by them or (ii) the sale of all or substantially all of the assets of the Corporation, the Corporation shall (unless otherwise prohibited by applicable law) redeem, at the option and upon the written notice of holders of a majority of the then-outstanding shares of Series B Preferred Stock (the "Majority Series B Holders") (which notice shall state such holders' intention to exercise the redemption option set forth herein and the number of shares of Series B Preferred Stock sought to be redeemed, delivered at least 60, but not more than 90, days prior to the redemption date) that number of shares of Series B Preferred Stock specified in the aforesaid written notice. The redemption price of shares of the Series B Preferred Stock shall be equal to the amount provided for in Section 3(a)(i).
(b) Notice of any Series B Preferred Stock redemption date and the redemption option exercisable in connection therewith pursuant to this Section 5 shall be sent by the Corporation by first-class certified mail, return receipt requested, postage prepaid, to the holders of record of shares of Series B Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation. Such notice shall be mailed not less than 30 nor more than 60 days in advance of the applicable Series B Preferred Stock redemption date. At any time on or after the Series B Preferred Stock redemption date, the holders of record of shares of Series B Preferred Stock to be redeemed on such Series B Preferred Stock redemption date in accordance with this Section 5 shall be entitled to receive the applicable redemption price upon actual delivery to the Corporation or its agents of the certificates representing the shares to be redeemed. If upon any redemption the assets of the Corporation available for redemption shall be insufficient to pay the holders of the shares of Series B Preferred Stock the full amounts to which they shall be entitled, the holders of shares of Series B Preferred Stock shall share ratably in any such redemption according to the respective amounts which would be payable in respect of such shares to be redeemed to the holders thereof if all amounts payable on or with respect to such shares were paid in full.

6.  Voting Rights.    (a)    The holders of shares of Series A
Preferred Stock shall have no voting rights whatsoever, except for any voting rights to which they may be entitled under the laws of the State of Nebraska, provided, however, that if dividends on the Series A Preferred Stock shall be in arrears for two calendar quarter(s) and so long as such dividends shall be in arrears, each holder of shares of Series A Preferred Stock shall be entitled to such number of votes in respect of such Series A Preferred Stock, as shall equal the largest whole number of shares of Common Stock into which such Series A Preferred Stock are then convertible as provided in Section 7 hereof, to vote on all matters to which holders of Common Stock shall be entitled to vote, voting together with the holders of Common Stock as one class.

(b) In addition to the rights specified in Section (c) below, each holder of shares of Series B Preferred Stock shall be entitled to such number of votes in respect of such Series B Preferred Stock, as shall equal the largest whole number of shares of Common Stock into which such shares of Series B Preferred Stock are then convertible as provided in Section 8 hereof, to vote on all matters to which holders of Common Stock shall be entitled to vote, voting together, in the same manner and with the same effect as such holders of Common Stock as one class.

(c) The Corporation shall not, without the affirmative consent or approval of two-thirds of the then outstanding shares of Series B Preferred Stock (the "Two-Thirds Series B Holders"), voting as a separate class, given at a meeting called for such purposes for which notice shall have been given to the holders of the Series B Preferred Stock:

(i) in any manner authorize, create or issue any class or series of capital stock in either case (A) ranking, either as to payment of dividends, distribution of assets or redemptions, prior to or on a parity with the Series B Preferred Stock, or (B) which in any manner adversely affects the holders of Series B Preferred Stock, or authorize, create or issue any shares of any class or series of any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having optional rights to purchase, any shares having any such preference or priority or so adversely affecting the holders of Series B Preferred Stock;

(iii) in any manner alter or change the designations, powers, preferences or rights, or the qualifications, limitations or restrictions of the Series A Preferred Stock or the Series B Preferred Stock, provided, that such consent or approval shall not be required to increase the number of authorized shares of Series A Preferred Stock and Series B Preferred Stock solely in order to permit the Corporation to satisfy its obligations to pay dividends in shares of Series A Preferred Stock and Series B Preferred Stock pursuant to Section 2(b), as the case may be.

(iii) reclassify the shares of Common Stock or Series A Preferred Stock or any other shares or any class or series of capital stock hereafter created junior to the Series B Preferred Stock into shares of any class or series of capital stock (A) ranking, either as to payment of dividends, distribution of assets or redemptions, prior to on or a parity with the Series B Preferred Stock, or (B) which in any manner adversely affects the holders of Series B Preferred Stock; (iv) engage in any business other than the businesses in which it is engaged in as of the date hereof or any businesses or activities substantially similar or related thereto;

(v) merge or consolidate with and into any other person (other than a wholly-owned subsidiary of the Corporation), or purchase or acquire the business, of all or substantially all of the capital stock, other equity interests or assets of any other person unless in the case of such purchase the aggregate purchase price including liabilities assumed does not exceed $500,000; or

(vi) permit the occurrence of a Change of Control (as defined below). "Change of Control" means (i) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of the Corporation to any person or entity or group of persons or entities acting in concert as a partnership or other group (a "Group of Persons") or (ii) the merger or consolidation of the Corporation with or into another corporation with the effect that the then existing shareholders of the Corporation hold less than 50% of the combined voting power of the then outstanding securities of the surviving corporation of such merger or the corporation resulting from such consolidation ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors.

7.     Conversion of Series A Preferred Stock.  (a)    The
holders of Series A Preferred Stock shall have the right, at such holders' option, at any time or from time to time to convert such shares of Series A Preferred Stock into such whole number of fully paid and nonassessable shares of Common Stock as is equal to the number of fully paid and nonassessable shares of Common Stock which results from dividing the "Conversion Price" per share in effect for the Series A Preferred Stock at the time of conversion into the "Conversion Value" per share of Series A Preferred Stock. The number of shares of Common Stock into which the Series A Preferred Stock is convertible is hereinafter collectively referred to as the "Conversion Rate" for such series.

The initial Conversion Price (as defined below) per share of the Series A Preferred Stock shall be $.80, and the Conversion Value (as defined below) per share of Series A Preferred Stock shall be $.80. The holder of any shares of Series A Preferred Stock, exercising the aforesaid right to convert such shares into shares of Common Stock shall be entitled to receive, in cash, an amount equal to all accrued dividends with respect to such shares of Series A Preferred Stock up to and including the respective conversion date of the Series A Preferred Stock.

(b) Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price in accordance with Section 7(a) for such series if (i) the Corporation's Common Stock Current Market Price (as defined in Section 9 hereof) shall have traded above 150% of the then effective Conversion Price of the Series A
Preferred Stock for twenty (20) consecutive trading days commencing after of the issuance date of such share on any nationally recognized stock exchange or NASDAQ and (ii) the shares of Common Stock issuable upon such conversion have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may be freely sold by the holders of such shares under the Securities Act.


(c) Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

(d) In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights to the holders the Corporation's Common Stock, then, in each such case for the purpose of this subsection 7(d), the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

(e) If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 7) provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization.

In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 7 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of this
Section 7 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(f) The Corporation will not, by amendment of its Amended and Restated Articles of Incorporation, as amended through the date of the filing hereof, or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

(g) If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with and into another corporation, or the sale of all or substantially all of its assets to another corporation, shall be effected while any shares of Series A Preferred Stock are outstanding in such a manner that holders of shares of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby each holder of Series A Preferred Stock shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon conversion of Series A Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place, and in such case appropriate provision shall be made with respect to the rights and interests of the holders of Series A Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price of the Series A Preferred Stock and of the number of shares of Common Stock issuable upon conversion thereof) shall thereafter be applicable, as nearly as may be possible, in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion of such shares of Series A Preferred Stock. The Corporation shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the survivor or successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to each holder of Series A Preferred Stock, the obligation to deliver to such holders of Series A Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder of Series A Preferred Stock may be entitled to receive, and containing the express assumption of such successor corporation of the due and punctual performance and observance of every provision of these Articles of Incorporation to be performed and observed by the Corporation and of all liabilities and obligations of the Corporation hereunder with respect to the Series A Preferred Stock.

(h) (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall made a cash payment equal to the Current Market Price of the Common Stock as of two business days prior to payment multiplied by such fraction.

(ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock pursuant to this
Section 7, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such Series A Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of such Series A Preferred Stock.

(i) In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(j) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to these provisions. The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series A Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series A Preferred Stock in respect of which such shares are being issued. All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable and free from all taxes, liens or charges with respect thereto.

(k) Any notice required by the provisions of this Section 7 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

(l) In the event any shares of Series A Preferred Stock shall be converted pursuant to Section 7 hereof, the shares so converted shall be cancelled. The Amended and Restated Articles of Incorporation of the Corporation, as amended, may be appropriately amended from time to time to effect the corresponding reduction in the Corporation's authorized capital stock.

8. Conversion of Series B Preferred Stock. (a)The holders of Series B Preferred Stock shall have the right, at such holders' option, at any time or from time to time, to convert such shares of Series B Preferred Stock into such whole number of fully paid and nonassessable shares of Common Stock as is equal to the number of fully paid and nonassessable shares of Common Stock which results from multiplying the number of shares of Series B Preferred Stock to be converted by the "Conversion Value" and dividing the result by the "Conversion Price" per share in effect for the Series B Preferred Stock at the time of conversion. The number of shares of Common Stock into which the Series B Preferred Stock is convertible is hereinafter collectively referred to as the "Conversion Rate" for such series. The initial Conversion Price per share of the Series B Preferred Stock shall be $.80, and the Conversion Value per share of Series B Preferred Stock shall be $.80. The holder of any shares of Series B Preferred Stock, exercising the aforesaid right to convert such shares into shares of Common Stock shall be entitled to receive, in cash, an amount equal to all accrued dividends with respect to such shares of Series B Preferred Stock up to and including the respective conversion date of the Series B Preferred Stock.

(b) Each share of Series B Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price for such series in accordance with Section
8(a) if (i) the Corporation's Common Stock Current Market Price (as defined in Section 9 hereof) shall have traded above 350% of the then effective Conversion Price of the Series B Preferred Stock for twenty (20) consecutive trading days on any nationally recognized stock exchange or NASDAQ following the earliest date of the satisfaction of the condition set forth in Section 8(b)(iii) below, (ii) the average weekly trading volume of the Corporation's Common Stock during such twenty consecutive trading is equal to or greater than 150,000 shares of Common Stock and
(iii) the shares of Common Stock to be issued upon such conversion have been registered under the Securities Act and may be freely sold by the holders of such shares under the Securities Act or, if not so registered, all such shares of Common Stock must be eligible to be sold by the holders pursuant to Rule 144(k) promulgated under the Securities Act.

(c) (i) In the event that as a result of litigation arising from the Securities and Exchange Commission investigation involving the Corporation existing on the date hereof and the issues giving rise to such investigation (including but not limited to any class action or other lawsuits which may be brought by stockholders of the Corporation) the Corporation becomes subject to losses, claims, damages, or liabilities and/or incurs legal expenses defending itself in such a litigation (together, "Litigation Damages and Expenses") that in the aggregate exceed $150,000, the Conversion Price of the Series B Preferred Stock shall be adjusted by reducing the Conversion Price of the Series B Preferred Stock such that it results in the issuance of additional shares of Common Stock in an amount equal to the product of multiplying (i) the fully-diluted ownership percentage represented by the Series B Preferred Stock (using the treasury stock method) and (ii) the quotient of dividing (a) the Litigation Damages and Expenses in excess of $150,000 by (b) the average bid price of the Corporation's Common Stock over the twenty (20) days immediately following the initial public announcement or other disclosure by the Corporation relating to the final determination of the Litigation Damages and Expenses.

(ii) In the event that the Series B Preferred Stock has not been redeemed pursuant to Section 5 (a "Section 5 Redemption") or converted to Common Stock pursuant to Section 8(b) (a "Section 8(b) Conversion") prior to the fifth anniversary of the date of the initial issuance of Series B Preferred Stock (the "Series B Initial Issuance Date"), then at any time thereafter and prior to the occurrence of either a Section 5 Redemption or a Section 8(b) Conversion in respect of the Series B Preferred Stock, the Two-Thirds Series B Holders shall have the option, upon sixty
(60) days written notice to the Corporation, to adjust the Conversion Price as of such sixtieth (60th) day (the "Adjusted Conversion Price Date") to a Conversion Price equal to the lower of the quotient resulting from dividing the average Current Market Price for the twenty (20) Business Days prior to (a) the date of the giving of notice by the holders of Series B Preferred Stock pursuant to Section 8(c)(ii) or (b) the Adjusted Conversion Price Date by 3.5 (e.g., if the then average Current Market Price is $.70, then the new Conversion Price would be $.20) unless prior to the Adjusted Conversion Price Date the Corporation shall redeem upon twenty (20) days prior written notice all of the existing Series B Preferred Stock. The Series B Preferred Stock shall be redeemed at a price equal to $.80 per share for each share of Series B Preferred Stock then outstanding, and, in addition, an amount equal to all accrued but unpaid dividends on each such share of Series B Preferred Stock as of the date of such payment. A holder of Series B Preferred Stock may at any time prior to such scheduled redemption date elect to convert its Series B Preferred Stock pursuant to Section 8(a).

(d) Before any holder of Series B Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

(e) The Conversion Price of the Series B Preferred Stock shall be subject to adjustment from time to time as set forth below.

(i) If the Corporation shall issue, after the initial issuance date of the Series B Preferred Stock, any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for the Series B Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be reduced to such lower purchase price (or in the case of options and similar securities, the consideration received for the option and the consideration to be received upon exercise of such option) or, if for no consideration, $.01.

(ii) "Additional Stock" as used herein shall mean any shares of Common Stock issued (or deemed to have been issued) or rights, warrants, options or other exchangeable securities convertible into Common Stock (including shares of Common Stock held in the Corporation's Treasury) by the Corporation after November 27, 1995 other than:

(A) Common Stock issued or issuable (i) upon conversion of the Series A Preferred Stock or the Series B Preferred Stock or (ii) pursuant to any warrant issued to the Argentum Group or its permitted assigns; and

(B) Common Stock issuable or issued to employees, advisors, consultants or outside directors of the Corporation directly or pursuant to the Corporation's stock option plans and restricted stock plans approved by the Board of Directors of the Corporation and existing as of November 27, 1995, but only to the extent of the number of shares of Common Stock authorized to be issued under such plans as of the date of this Certificate of Designation.

(iii) Except to the limited extent provided for in subsection 8(e)(viii), no adjustment of such Conversion Price pursuant to this subsection 8(e) shall have the effect of increasing the Conversion Price for the Series B Preferred Stock above the Conversion Price for the Series B Preferred Stock in effect immediately prior to such adjustment.

(iv) No adjustment in the Conversion Price for the Series B Preferred Stock shall be required unless such adjustment would require an increase or decrease of at least one cent ($0.01) in such price; provided, however, that any adjustments which by reason of this subsection (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section 8(e) shall be made to the nearest one cent ($0.01). In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

(v) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors.

(vi) In the case of the issuance (whether before, on or after the original issuance date of the Series B Preferred Stock) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 8(e):

(A) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 8(e)(v) and 8(e)(vi), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

(B) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 8(e)(v) and 8(e)(vi).

(c) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities (excluding a change resulting solely from the antidilution provisions thereof if such change results from an event which gives rise to an antidilution adjustment under this subsection 8(e)), the Conversion Price of the Series B Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(D) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series B Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(E) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 8(e)(vi)(A) and 8(e)(vi)(B) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 8(e)(vi)(C) or 8(e)(vi)(D).

(vii) In the event the Corporation should at any time or from time to time after the date of purchase of the Series B Preferred Stock (the "Series B Purchase Date") fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or Common Stock Equivalents without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series B Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such Series B Preferred Stock shall be increased in proportion to such increase in the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

(viii) If the number of shares of Common Stock outstanding at any time after the Series B Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series B Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of each series shall be decreased in proportion to such decrease in outstanding shares.

(f) In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 8(e) to the holders of the Corporation's Common Stock, then, in each such case for the purpose of this subsection 8(f), the holders of the Series B Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series B Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

(g) If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 8 or Section 6(c)) provision shall be made so that the holders of the Series B Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 8 with respect to the rights of the holders of the Series B Preferred Stock after the recapitalization to the end that the provisions of this Section 8 (including adjustment of the Conversion Price for the Series B Preferred Stock then in effect and the number of shares issuable upon conversion of the Series B Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(h) The Corporation will not, by amendment of its Amended and Restated Articles of Incorporation, as amended, or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 8 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series B Preferred Stock against impairment.

(i) If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with and into another corporation, or the sale of all or substantially all of its assets to another corporation, shall be effected while any shares of Series B Preferred Stock are outstanding in such a manner that holders of shares of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby each holder of Series B Preferred Stock shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon conversion of Series B Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore so receivable had such reorganization or reclassification, consolidation, merger or sale not taken place, and in such case appropriate provision shall be made with respect to the rights and interests of the holders of Series B Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price of the Series B Preferred Stock and of the number of shares of Common Stock issuable upon conversion thereof) shall thereafter be applicable, as nearly as may be possible, in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion of such shares of Series B Preferred Stock. The Corporation shall not effect any such consolidation, merger or sale unless approved by the holders of Series B Preferred Stock as provided in Section 6(c) and prior to or simultaneously with the consummation thereof the survivor or successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to each holder of Series B Preferred Stock, the obligation to deliver to such holders of Series B Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder of Series B Preferred Stock may be entitled to receive, and containing the express assumption of such successor corporation of the due and punctual performance and observance of every provision of these Articles of Incorporation to be performed and observed by the Corporation and of all liabilities and obligations of the Corporation hereunder with respect to the Series B Preferred Stock.

(j) (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series B Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall made a cash payment equal to the Current Market Price of the Common Stock as of two business days prior to payment multiplied by such fraction.

(ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series B Preferred Stock pursuant to this
Section 8, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock a statement, signed by its independent certified public accountants, setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment,
(B) the Conversion Price for such Series B Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of such Series B Preferred Stock.
(k) In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series B Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(l) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series B Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to these provisions. The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series B Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series B Preferred Stock in respect of which such shares are being issued. All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable and free from all taxes, liens or charges with respect thereto.

(m) Any notice required by the provisions of this Section 8 to be given to the holders of shares of Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

(n) In the event any shares of Series B Preferred Stock shall be converted pursuant to Section 8 hereof, the shares so converted shall be cancelled. The Amended and Restated Articles of Incorporation of the Corporation, as amended, may be appropriately amended from time to time to effect the corresponding reduction in the Corporation's authorized capital stock.

9.     Definitions.

The term "Current Market Price" at any date of one share of Common Stock means the daily closing price on the day before the day in question. The closing price shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the common stock is listed or admitted to trading (or if the common stock is not at the time listed or admitted for trading on any such exchange, then such price as shall be equal to the average of the last reported bid and asked prices, as reported by the National Association of Securities Dealers Automated Quotations Systems ("NASDAQ") on such day, or if, on any day in question, the security shall not be quoted on the NASDAQ, then such price shall be equal to the last reported bid and asked prices on such day as reported by the National Quotation Bureau, Inc. or any similar reputable quotation and reporting service, if such quotation is not reported by the National Quotation Bureau, Inc.).

3.     Miscellaneous.

The foregoing resolution was duly adopted by the Board of Directors of the Corporation on November 27, 1995.





           [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




                      Such resolution was signed by the President and Secretary of the Corporation.


                        DYNAMIC HEALTHCARE TECHNOLOGIES, INC.,
                        a Nebraska corporation

                        By: /S/MITCHEL J. LASKEY
                            Mitchel J. Laskey, President


                        By: /S/DAVID M. POMERANCE
                            David M. Pomerance, Secretary

PRESS RELEASE


For Immediate Release    Media Contact:      Mary Lu Lander
                                             Vice President,
                                             Marketing

                         Investor Contact:   Mitchel J. Laskey
                                             President and
                                             Chief Operating
                                             Officer


                         Dynamic Healthcare Technologies, Inc.
                         101 Southhall Lane     Suite 210
                         Maitland,  FL 32751
                         1-800-832-3020


             DYNAMIC HEALTHCARE TECHNOLOGIES, INC.
        QUALIFIES FOR RELISTING ON NASDAQ STOCK MARKET


Maitland, Florida - November 28, 1995 -- Dynamic Healthcare Technologies, Inc. ("the Company", DHTI) today announced completion of the conversion of all of the previously outstanding subordinated Convertible Notes to Series A Preferred Shares of the Company. This transaction reclassifies $775,000 of debt financing as equity financing, and establishes compliance with the NASDAQ's continuing capital surplus maintenance requirement. This positions the Company's Common Stock for relisting on the NASDAQ stock market.

Dynamic Healthcare Technologies, Inc. is a software developer and marketer of imaging, laboratory, anesthesiology and other specialty products and services in the healthcare information systems industry. The Company's mission is to provide its clients with the software, technologies and services which leverage their investment in existing information systems, and to aggressively bring to market emerging solutions that support the new and diverse healthcare environments and business strategies of the nineties.


                               ####

PRESS RELEASE


For Immediate Release     Media Contact:     Mary Lu Lander
                                             Vice President,
                                             Marketing

                          Investor Contact:  Mitchel J. Laskey
                                             President and
                                             Chief Operating
                                             Officer


                          Dynamic Healthcare Technologies, Inc.
                          101 Southhall Lane     Suite 210
                          1-800-832-3020


            DYNAMIC HEALTHCARE TECHNOLOGIES, INC.
          CLOSES $2.7 MILLION OF PRIVATE PLACEMENT


Maitland, Florida - December 5, 1995 -- Dynamic Healthcare Technologies, Inc. (NASDAQ: DHTI) today announced the initial closing of a Private Placement resulting in $2.7 million of new equity investment in the Company in exchange for 3,375,000 Series B Preferred Shares. The Company also reported an oversubscription to the Offering. Although the Offering has been completed, final closing is expected to provide $350,000 of additional proceeds on or before December 31, 1995.

The Company has now entered the final phase of the Refinancing Plan begun during the second quarter of 1995. During this phase, the Company expects to effectively refinance its current demand Line of Credit as a Long Term Note as permitted under the October 20, 1995 Loan Commitment from the Bank. Since inception of the Refinancing Plan, the Company has raised $3,475,000 in equity through the issuance of Series A and B Preferred Shares.

David M. Pomerance, Chief Executive Officer commented,
"Completion of the Refinancing Plan will mark the culmination of the restructuring process begun in August of 1994. The new
Dynamic is positioned to emerge as a leading supplier of software and services in the healthcare industry."


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
DYNAMIC CLOSES $2.7 MILLION OF PRIVATE PLACEMENT
Page 2


Mitchel J. Laskey, President and Chief Operating Officer stated, "We have now turned our attention to many opportunities that exist in the evolving healthcare industry. Our efforts will center on increasing revenues by growing market share for existing products, exploring new opportunities when presented, and structuring innovative business relationships."

Dynamic Healthcare Technologies, Inc. develops, markets, installs and supports clinical information systems, document imaging solutions and DynamicVision , an enterprise-wide, multi-media software and services solution that integrates health-related data from many sources into a comprehensive electronic health record.











                             ####

PRESS RELEASE


For Immediate Release     Media Contact:      Mary Lu Lander
                                              Vice President,
                                              Marketing

                          Investor Contact:   Mitchel J. Laskey
                                              President and Chief
                                              Operating Officer


                          Dynamic Healthcare Technologies, Inc.
                          101 Southhall Lane     Suite 210
                          1-800-832-3020



DYNAMIC HEALTHCARE TECHNOLOGIES, INC. COMPLETES REFINANCING PLAN



Maitland, Florida - December 8, 1995 -- Dynamic Healthcare Technologies, Inc. (NASDAQ: DHTI) announced completion of the Company's Refinancing Plan today. The final phase resulted in the retirement of the previously outstanding $3.4 million demand Line of Credit by a $600,000 cash payment and the issuance of a Term Note in the amount of $2.8 million in favor of the Bank.

The Term Note is payable in fixed monthly payments of principal and interest of $29,911 beginning January 1, 1996 and a balloon payment on March 31, 1998. The Term Note bears a floating interest rate equal to the Bank's prime rate plus two percent (2%) per annum, which was 10.75% as of December 8, 1995.

Completion of this phase of the Refinancing Plan significantly improves the Company's working capital ratio and solidifies its total capitalization. Since inception of its Refinancing Plan, the Company has raised $3,850,000 in equity through the issuance of Series A and B Preferred Shares and warrants, refinanced the $3.4 million demand Line of Credit on a long term basis, and regained listing on the NASDAQ stock market.




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DYNAMIC HEALTHCARE TECHNOLOGIES, INC. COMPLETES REFINANCING PLAN
Page 2

Dynamic Healthcare Technologies, Inc. develops, markets, installs and supports clinical information systems, document imaging solutions and DynamicVision , an enterprise-wide, multi-media software and services solution that integrates health-related data from many sources into a comprehensive electronic health record.













                             ####







                DynamicVision of a trademark of
             Dynamic Healthcare Technologies, Inc.






















PRESS RELEASE


For Immediate Release   Media Contact:    Mary Lu Lander
                                          Vice President,
                                          Marketing

                        Investor Contact: Mitchel J. Laskey
                                          President and Chief
                                          Operating Officer


                        Dynamic Healthcare Technologies, Inc.
                        101 Southhall Lane     Suite 210
                        1-800-832-3020



         DYNAMIC HEALTHCARE TECHNOLOGIES INC. ANNOUNCES
           PLANS TO ACQUIRE DIMENSIONAL MEDICINE, INC.


Maitland, Florida - December 8, 1995 -- Dynamic Healthcare Technologies, Inc.(Dynamic) (NASDAQ: DHTI) has announced the signing of a Letter of Intent agreeing in principle to acquire, for approximately $550,000, all outstanding common shares of Dimensional Medicine, Inc. (DMI)(LOTC: DIMM) of Minnetonka, Minnesota. In addition, the Letter of Intent provides that, upon closing, Dynamic will retire $600,000 of senior debt of DMI. The transaction is subject to definitive agreements and approvals of the Boards of both companies and the shareholders of DMI.

Founded in 1982, DMI develops and markets radiology information management solutions for hospitals, clinics, and independent diagnostic imaging centers. DMI's two major products are Maxifile , which computerizes the clerical and administrative functions in the radiology department; and Maxiview , an advanced imaging and graphics workstation.

Modular in design, Maxifile applications include patient scheduling and processing, film management, statistical reporting, quality control, and patient billing. Maxiview accommodates two and three dimensional image processing and is compatible with imaging equipment from all major manufacturers.





                          (more)



DYNAMIC HEALTHCARE TECHNOLOGIES INC. ANNOUNCES PLANS  TO ACQUIRE
DIMENSIONAL MEDICINE, INC.
Page 2

It enables a physician to observe interrelationships of soft tissue and bone, locate lesions and tumors more precisely, and perform a variety of measurements. Additionally, the Workstation can display three-dimensional anatomical images on a conventional high resolution monitor.

The Company also sells an image review workstation, Maxiview Powerstation (MVP), which allows a physician to access and review images from a remote location. Remote access to the images may be obtained either through the use of a modem or through a network that may already be functioning at the installation's site.

For the fiscal year ended March 31, 1995, DMI reported revenues of approximately $6 million and net income of approximately $175,000. For the six months ended September 30, 1995, DMI reported revenues of approximately $2.5 million and a net loss of approximately $44,000.

David M. Pomerance, Dynamic s Chief Executive Officer stated, "Strategically, DMI is a perfect fit for us. Their diagnostic imaging products are complementary to our own imaging solutions, and give Dynamic an entree into the radiology information systems market -- one that we believe offers a significant opportunity in the next few years."

John P. Paumen, President and Chief Executive Officer of DMI added, "We are very happy and enthusiastic about joining the Dynamic team. By combining our respective resources and technologies, we will be able to offer our customers a broader range of solutions for their information system needs."

Mitchel J. Laskey, Dynamic s President and Chief Operating Officer added, "We are excited about the opportunity to integrate DMI s diagnostic imaging capabilities into our recently announced DynamicVision multi-media electronic health record strategy. Physicians will be able to view review quality images on the same workstation with chart documents, textual data and other components of a patient's electronic health record."



                            (more)








DYNAMIC HEALTHCARE TECHNOLOGIES INC. ANNOUNCES PLANS  TO ACQUIRE
DIMENSIONAL MEDICINE, INC.
Page 3


Dynamic Healthcare Technologies, Inc. develops, markets, installs and supports clinical information systems, document imaging solutions and DynamicVision, an enterprise-wide, multi-media software and services solution that integrates health-related data from many sources into a comprehensive electronic health record.


                             ####













                DynamicVision is a trademark of Dynamic
                    Healthcare Technologies, Inc.
 Maxifile is a registered trademark and Maxiview is a trademark of Dimensional Medicine, Inc.